EXHIBIT 99.1

WIRELESS SYNERGIES, INC./2KSOUNDS, INC.
21700 Oxnard Street
Suite 1030
Woodland Hills, California 91367
Contact:  Joe Davis, Senior Vice President-Business Development
(818) 593-2225
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FOR IMMEDIATE RELEASE (#)

                               WIRELESS SYNERGIES

                           ANNOUNCES CHANGE OF NAME TO

                              2KSOUNDS CORPORATION

                                       AND

                               FORWARD STOCK SPLIT


     WOODLAND HILLS, CALIFORNIA - MAY 22, 2002 - WIRELESS SYNERGIES, INC. (OTC-BB: WLSY), announced here today that its corporate name change to 2KSounds Corporation was effective on Tuesday, May 21, 2002, and that the Company had also began trading on the OTC Bulletin Board (OTCBB) under its new trading symbol, TWOK. In connection with the corporate name change, the Company obtained a new CUSIP number, which is 90210U 10 0.

     The Company also announced today that its previously announced 20-for-1 forward stock split, in the nature of dividend, was effective as of May 21, 2002. As a result of the forward stock split, the 18,697,279 outstanding shares of the Company's common stock now represent, in the aggregate, 373,945,580 shares of common stock, and each one share of the Company's common stock represents 20 shares of common stock. Shareholders will receive 19 additional shares of the Company's common stock for each share of common stock they hold in the Company.

     The Company has ordered a sufficient number of stock certificates bearing the Company's new corporate name. The Company will issue to each shareholder of record as of the close of business on May 20, 2002, a stock certificate bearing our new 2KSounds Corporation corporate name and CUSIP number for the additional number of shares which each shareholder is entitled to receive as a result of the forward stock split (i.e., 19 additional shares of common stock for each one share held on the record date).

     With respect to each shareholder's existing Wireless stock certificate, such certificate represents, and will continue to represent, the number of shares denominated on the face of such certificate. The Company urges each shareholder to send their existing


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Wireless stock certificate to our transfer agent, American Stock Transfer &
Trust Company, who will reissue to such shareholder a new stock certificate in their name for the same number of shares represented by their existing Wireless stock certificate. The new stock certificate issued to shareholders representing the reissued shares will bear the Company's new corporate name and CUSIP number. A transmittal letter addressed to American Stock Transfer will be sent to the Company's shareholders for their use in sending their existing Wireless stock certificates back to our transfer agent.

     While the Company encourages each shareholder to submit their existing Wireless stock certificate to our transfer agent so that the shares represented thereby can be reissued to such shareholder's name on the Company's new stock certificates, shareholders are not required to do so. American Stock Transfer will continue to process transfers of shares represented by existing Wireless stock certificates.

ABOUT 2KSOUNDS CORPORATION

     2KSounds Corporation is a holding company for its operating subsidiary, 2KSounds, Inc., which is an integrated music company located in Woodland Hills, California. 2KSounds locates and promotes new musical talent, and produces and distributes their music through a variety of methods, including joint ventures with major labels, sub-labeling and partnerships on albums by existing artists. Most significant, 2KSounds has entered into a direct distribution agreement with EMD, a division of EMI, one of the five major world-wide music companies, under which EMD will distribute all of 2KSounds music offerings. The principal executive offices of 2KSounds Corporation are located at 21700 Oxnard Street, Suite 1030, Woodland Hills, California 91367.

     Statements about the company's future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The company intends that such forward-looking statements be subject to the safe harbors created thereby. Since these statements involve risks and uncertainties and are subject to change at any time, the company's actual results could differ materially from expected results.

     For further information, please contact Joe Davis, Senior Vice President-Business Development of 2KSounds Corporation, at (818) 593-2225; email: joe@2ksounds.com.